EXHIBIT 10.9
XATA CORPORATION
VOTING AGREEMENT
     This Voting Agreement (the “Agreement”) is made as of the 4th day of December, 2009, by and among Xata Corporation, a Minnesota corporation (the “Company”) and TCV VII, L.P., a Cayman Islands exempted limited partnership, TCV VII (A), L.P., a Cayman Islands exempted limited partnership, and TCV Member Fund, L.P., a Cayman Islands exempted limited partnership (collectively, “TCV”), and those certain holders of the Company’s Common Stock listed on Exhibit A hereto (the “Major Stockholders” and together with TCV, each a “Stockholder” and collectively, the “Stockholders”). Terms used but not defined herein have the meanings given to them in the Note Purchase Agreement (as defined below).
WITNESSETH
     Whereas, the Major Stockholders are the beneficial owners of shares (the “Major Stockholders Stock”) of the common stock, par value $0.01, of the Company (the “Common Stock”);
     Whereas, concurrently herewith, TCV shall receive Notes that, following the occurrence of a Conversion Event, will be convertible into shares of a newly created series of preferred stock of the Company (the “Series G Preferred Stock”) and warrants (the “G Warrants”) to purchase shares of Common Stock, pursuant to that certain Note Purchase Agreement, dated of even date herewith, by and among TCV, certain funds affiliated with Trident Capital, Inc., GW 2001 Fund, L.P., and the Company (the “Note Purchase Agreement”); and
     Whereas, the obligations in the Note Purchase Agreement are conditioned upon the execution and delivery of a voting agreement in the form of this Agreement.
     Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1. Voting.
     1.1 Covered Shares. The Major Stockholders each agree to hold all Covered Shares subject to, and to vote the Covered Shares in accordance with, the provisions of this Agreement. For purposes of this Agreement, “Covered Shares” shall mean all shares of voting capital stock of the Company (including but not limited to the Major Stockholders Stock) registered in the Major Stockholders’ respective names or beneficially owned by them as of the date hereof and any and all other equity securities of the Company legally or beneficially acquired by each of the Major Stockholders after the date hereof; provided, however, in the event it is determined that TCV or an affiliate of TCV has beneficial ownership of the Covered Shares by virtue of this Agreement or otherwise and, if added to all other shares of capital stock of the Company, if any, as to which TCV or an affiliate of TCV has beneficial ownership (the “Other TCV Shares”), TCV would be determined to exercise or direct the exercise of a new range of voting power within any of the ranges specified in Section 302A.671, subdivision 2, paragraph (d) of the Minnesota Business Corporation Act (a “New Voting Power Range”), then the number of Covered Shares subject to this Agreement shall automatically be reduced, without further action by, or on behalf of, TCV, the Company or the Stockholders, on a pro rata basis with any Other TCV Shares that are subject to any other agreement or arrangement deemed to give TCV beneficial ownership thereof (an “Other Agreement”) (x) first, as to the shares of voting capital stock of the Company issuable upon exercise of warrants (“Company Warrants”) held by the Major Stockholders and any stockholders party to Other Agreements (with the effect that such Company Warrants and any shares of voting capital stock of the Company issuable or issued upon exercise of such Company Warrants shall not be subject to the provisions of this Agreement or the Other Agreements, as applicable), until the remaining Covered Shares subject to this Agreement taken together with any Other TCV Shares, shall be less than the New Voting Power Range (the “Company Warrant Reduction”), and, if such Company Warrant Reduction is not sufficient to reduce the Covered Shares, when taken together with the Other TCV Shares, to less than the New Voting Power Range, then (y) second, as to the outstanding shares of voting capital stock of the Company held by the Major Stockholder and any stockholders party to an Other Agreement, until the remaining Covered Shares subject to this Agreement, taken together with the Other TCV Shares, shall be less than the New Voting Power Range.
     1.2 Election of Directors.
          (a) Following the occurrence of a Conversion Event, on all matters relating to the election and removal of directors of the Company, if (i) the holders of Series G Preferred Stock of the Company no longer have the right to elect one (1) director pursuant to the Company’s Certificate of Designation of Preferences of Series G Preferred Stock, as amended from time to time, but (ii) TCV continues to hold the Required Number of Common Equivalents (as defined below), the Major Stockholders agree to vote all Covered Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company if permitted by applicable law and the Articles of Incorporation of the Company) so as to elect members of the Company’s Board of Directors (the “Board”) as follows:
               (i) For so long as TCV continues to hold the Required Number of Common Equivalents (as defined below), at each election of or action by written consent to elect directors, the Major Stockholders shall vote all of their respective Covered Shares so as to elect the TCV Designee described in Section 1.2(b) below. Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a). Upon the request of TCV, each Major Stockholder agrees to vote its Covered Shares for the removal of the TCV Designee.
          (b) For the purposes of this Agreement, the following definitions shall apply:
                    (1) “TCV Designee” shall mean one (1) individual nominated by TCV to serve on the Board.

                    (2) “Required Number of Common Equivalents” shall mean at least 800,000 shares of Common Stock (which shall include (i) any shares of Common Stock issued to TCV or its affiliates, (ii) any shares of Common Stock issuable upon conversion of any Series G Preferred Stock held by TCV or its affiliates or (iii) any shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock held by TCV or its affiliates).
     1.3 Protective Voting Covenant. For so long as any shares of Series G Preferred Stock remain outstanding, the Company shall not take any action to increase the authorized number of shares of Series G Preferred Stock without the written consent of holders of not less than sixty percent (60%) of the outstanding shares of Series G Preferred Stock.
2. Committees. Following the occurrence of a Conversion Event, upon the request of TCV, for so long as the TCV Designee is represented on the Board, the Company shall use its best efforts to cause its Board to appoint the TCV Designee to serve as a member of each committee of the Board, subject to any restrictions on committee membership that may be imposed by the Sarbanes-Oxley Act of 2002, Nasdaq (or other securities exchange on which the Company’s securities are traded) and the Securities and Exchange Committee, or any similar restriction applicable to the Company.
3. Indemnification Agreements. Following the occurrence of a Conversion Event the Company shall enter into and/or cause to be maintained in full force in effect an indemnification agreement with each TCV Designee, which shall be in such customary form as may be mutually agreed between the Company and TCV.
4. Fees and Expenses. The Company agrees that, for so long as the TCV Designee is represented on the Board, the Company shall reimburse such TCV Designee for his or her reasonable out-of-pocket expenses incurred in attending meetings of the Board or otherwise acting on behalf of the Company at the request and direction of the Board.
5. Termination.
     5.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:
          (a) December 1, 2019;
          (b) the date following the occurrence of a Conversion Event on which TCV ceases to hold the Required Number of Common Equivalents; or
          (c) the date as of which the parties hereto terminate this Agreement by written consent of (i) the Company, and (ii) holders of a majority of the shares of capital stock of the Company then held by TCV (on an as-converted into Common Stock basis).
6. Transfers of Major Stockholder Stock.
     6.1 Permitted Transfers. Notwithstanding anything to the contrary contained herein, shares of Major Stockholder Stock that (i) are sold by a Major Stockholder in transactions effected on a national securities exchange or through the Nasdaq Stock Market (excluding block trades of 10,000 shares or more to a single purchaser) or (ii) are transferred as bona fide gifts or donations to charitable organizations, (each, a “Permitted Transfer”) in either case, shall be transferred free and clear of any restrictions on voting as described herein. In the case of block trades of 10,000 shares or more to a single purchaser, and all other sales or transfers of Major Stockholder Stock that are not Permitted Transfers (each a “Restricted Transfer”), such transfers shall be permitted to be made free and clear of any restrictions on voting as described herein, provided that such Major Stockholder shall first grant to TCV the rights of first refusal set forth in Section 6.2.
     6.2 Right of First Refusal.
          (a) If a Major Stockholder proposes to sell any Major Stockholder Stock in a Restricted Transfer (the “Restricted Transfer Shares”), TCV shall have a right of first refusal to purchase all (but not less than all) of its Pro Rata Portion (as defined below) of such Restricted Transfer Shares. The Major Stockholder shall give TCV written notice (the “Transfer Notice”) of its intention, describing the Restricted Transfer, the price at which such Major Stockholder is proposing to sell the Restricted Transfer Shares (the “Offer Price”), and the terms and conditions upon which such Major Stockholder proposes to issue the same. TCV shall have seven (7) days from the date of receipt of such Transfer Notice to agree to purchase all (but not less than all) of its Pro Rata Portion of the Restricted Transfer Shares proposed to be sold, at the Offer Price and upon the other terms and conditions specified in the Transfer Notice by giving written notice to such Major Stockholder. TCV shall be entitled to assign all or any portion of its rights to purchase any Restricted Transfer Shares hereunder to any affiliate of TCV. For purposes of this Section 6.2, “Pro Rata Portion” shall mean, with respect to TCV or any other person having a right of first refusal to purchase Restricted Transfer Shares (each, an “Offeree”), that portion of the number of Restricted Transfer Shares that a Major Stockholder proposes to sell equal to (i) the aggregate number of shares of Common Stock owned by TCV or such Offeree (calculated on a fully-diluted, as-converted and as-exercised basis) divided by (ii) the aggregate number of shares of Common Stock owned by TCV and all Offerees (calculated on a fully-diluted, as-converted and as-exercised basis).
          (b) If TCV elects not to exercise its right of first refusal as to such Restricted Transfer Shares, then the Major Stockholder shall give each Offeree notice of TCV’s election, and each such Offeree shall have three (3) days from the date of receipt of such notice to agree to purchase all (but not less than all) of its Pro Rata Portion of such Restricted Transfer Shares (calculated excluding any shares of Common Stock owned by TCV), at the Offer Price and upon the other terms and conditions specified in the initial Transfer Notice delivered to TCV, by giving written notice to such Major Stockholder. In the event that any or all of the Offerees elects not to exercise its right of first refusal as to its Pro Rata Portion of such Restricted Transfer Shares, then the Major Stockholders may sell such Restricted Transfer Shares to any person or persons at the Sale Price and upon the terms and conditions specified in the Transfer Notice.
7. Miscellaneous.
     7.1 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this

Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
     7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota as such laws are applied to agreements among Minnesota residents entered into and performed entirely within the State of Minnesota, without reference to the conflict of laws provisions thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the Hennepin County, Minnesota.
     7.3 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company, (ii) TCV, and (iii) holders of a majority in interest of the Major Stockholders Stock. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.
     7.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     7.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.
     7.6 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Covered Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Covered Shares, as the case may be, for purposes of this Agreement.
     7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.
     7.8 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.
     7.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     7.10 Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     7.11 Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt of: (a) personal delivery to the party to be notified, (b) one business day after the date of confirmed transmission by facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next day delivery, freight prepaid, with written notification of receipt. All communications shall be sent to the address of the holder as specified on the signature page hereto or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.
     7.12 Entire Agreement. This Agreement and the Exhibits hereto, along with the Note Purchase Agreement, the Notes and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
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     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
COMPANY:
XATA CORPORATION

By:	/s/ Wesley C. Fredenburg Wesley C. Fredenburg
General Counsel and Secretary
Voting Agreement
Signature Page

John Deere Special Technologies Group, Inc.

By:	/s/ Bharat Vedak

	Name:	Bharat Vedak
	Title:	SVP, Deere & Co.
Voting Agreement
Signature Page

TCV ENTITIES
TCV VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton

	Name:	Frederic D. Fenton
	Title:	Attorney in Fact
TCV VII (A), L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton

	Name:	Frederic D. Fenton
	Title:	Attorney in Fact
TCV Member Fund, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton

	Name:	Frederic D. Fenton
	Title:	Attorney in Fact
Voting Agreement
Signature Page

Exhibit A
Major Stockholders
     John Deere Special Technologies Group, Inc.
Exhibit A
Voting Agreement